UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – August 23, 2013

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.
On August 23, 2013, West Pharmaceutical Services, Inc. filed a certificate of amendment (“Amendment”) to its amended and restated articles of incorporation, increasing the authorized common stock from 50 million shares to 100 million shares. The Amendment was filed in connection with the previously announced 2-for-1 forward stock split which will be distributed on September 26, 2013 to shareholders of record on September 12, 2013.

The Amendment was approved by the Board on August 1, 2013 and became effective upon filing with the Secretary of the Commonwealth of Pennsylvania.

The Amendment to the amended and restated articles of incorporation is attached hereto as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No		Description
3.1		Certificate of amendment to the amended and restated articles of incorporation as filed with the Secretary of the Commonwealth of Pennsylvania on August 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.
Date: August 26, 2013
/s/ John R. Gailey III
John R. Gailey III, Sr. Vice President, General Counsel, Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of amendment to the articles of incorporation as filed with the Secretary of the Commonwealth of Pennsylvania on August 23, 2013.

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